Exhibit 23.2

		     Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 23, 1997, appearing in the 1996 Annual Report to Shareholders of Shiva Corporation, which is incorporated by reference in Shiva Corporation's Annual Report on Form 10-K for the year ended December 28, 1996. We also consent to the incorporation by reference of our report on the financial Statement Schedule, which appears in such Annual Report on Form 10-K.





PRICE WATERHOUSE LLP

Boston, Massachusetts
May 22, 1997